Exhibit 10.1

SEPARATION AND RELEASE AGREEMENT

This Separation and Release Agreement ("Agreement") is between Southwestern Energy Company ("Company" or "SWN") and Mark Boling ("Employee"), and covers the terms of my separation from SWN.

1.

SEPARATION DATE

Effective August 3, 2017 (the "Separation Date"), I ceased to be an employee of the Company or any of its subsidiaries.  I hereby resign all positions I may continue to hold as an officer or director of the Company or any of its subsidiaries.

2.

EFFECTIVE DATE

I acknowledge that I received this Agreement on or before August 3, 2017.  I have until 5:00 p.m. Central time on August 24, 2017, to sign this Agreement and return it to the Company.  This Agreement becomes effective only on or after the Separation Date and on the date that I sign it and return it to the Company (the "Effective Date").

3.

SEPARATION BENEFITS

In consideration for signing and complying with this Agreement, including the waiver and release of claims in Section 4, the Company agrees to provide the benefits identified on Exhibit A to this Agreement ("Separation Benefits").  The Separation Payment, defined in Exhibit A, will be paid within ten (10) days following the expiration of the seven (7) day ADEA revocation period described below in paragraph six (6).  I understand that I must execute this Agreement and not revoke it to receive the Separation Benefits.

4.

RELEASE

4.1

Employee Release

In exchange for the Separation Benefits and other consideration provided in this Agreement, I, for myself, my heirs and assigns, do hereby forever permanently and irrevocably release, acquit and discharge the Company, its directors, officers, agents, employees, attorneys, shareholders, subsidiaries and affiliated companies and their directors, officers, agents, employees, attorneys, and shareholders, and also employee benefit or compensation plans and their fiduciaries, administrators, or trustees, successors and/or assigns (the "Company Group") from any and all claims and demands of whatever nature I have or may, whether known or unknown, from the beginning of time until the Effective Date of this Agreement, including, but not limited to, any claims for damages, wages, salaries, severance, bonus, expenses, amounts due under any Company employee benefit or compensation plan, back pay, court costs, and attorneys' fees, claims arising under the Age Discrimination in Employment Act of 1967 (29 U.S.C. § 621, et seq.) ("ADEA"), the Americans with Disabilities Act (42 U.S.C. § 12101, et seq.), Section 301 of the Labor

Management Relations Act (29 U.S.C. § 185), Section 503 of the Rehabilitation Act of 1973 (29 U.S.C. § 706, et seq.), Title VII of the Civil Rights Act of 1964 (42 U.S.C. § 2000(e), et seq.), the Civil Rights Acts of 1866 and 1870 (42 U.S.C. §§ 1981, et seq.), the Civil Rights Act of 1991 (P.L. 102-166), Vietnam Era Veteran Readjustment Act of 1974 (38 U.S.C. Chapter 42, §§ 2011, 2012, and 2014), the Family and Medical Leave Act, the Texas Commission on Human Rights Act, V.T.C.A. Labor Code § 21.001, et seq., the Worker Adjustment and Retraining Notification Act, the Arkansas Civil Rights Act, A.C.A. § 16-123-101, et seq., the Constitutions of the United States of America, Arkansas, Colorado, Pennsylvania, West Virginia and/or Texas, and/or Executive Order 11246, as amended, claims for short term disability or long term disability or other disability benefits (except for entitlements pursuant to the application plan documents), violation of public policy, wrongful discharge, retaliation, breach of express or implied covenant of good faith and fair dealing, intentional or negligent infliction of mental/emotional distress, defamation, slander, damage to reputation, false imprisonment, civil assault or battery, libel, invasion of privacy, intentional interference with contractual or business relations, unpaid wages or benefits, breach of contract, or tort under federal, state or local law  ("Released Claims").  Notwithstanding the foregoing, nothing in this paragraph or this Agreement is meant to release any claims or eliminate or reduce any rights of Employee to make claims against the Company or its successors or assigns for contribution or indemnification (including associated costs and fees) resulting from third-party claims pursuant to the Company's bylaws, certificate of incorporation, statutes, or otherwise, and/or Company's errors and omissions policies or director and officer insurance policies, and Employee is free to seek indemnification, contribution, and/or other defenses through such provisions, bylaws, statutory provisions, insurance  policies, or otherwise.

(a) However, the general release and waiver of claims in this section 4 excludes, and I do not waive, release or discharge, (i) any benefits provided in section 3 of this Agreement, (ii) any claims and demands which may arise after the effective date of this Agreement, (iii) or any claims or benefits under any benefit plans under which I have continuing rights.

(b) This Agreement does not purport to limit any right I may have to file a charge with or to participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission, the National Labor Relations Board, or other governmental agency or entity.  However, I understand and agree that the release contained in this Section 4 also applies to any claims brought by any organization, person, or agency on my behalf, or class action under which I may have a right or benefit.  In the event of any complaint, charge, proceeding or other claim (collectively, "Claims") filed with any court, other tribunal, or governmental or regulatory entity that involves or is based upon any claim waived and released in Section 4 above, I hereby waive and agree not to accept any money or other personal relief on account of any such Claims for any actual or alleged personal injury or damages to myself, including without limitation any costs, expenses and attorneys' fees incurred by me or on my behalf, except as required by applicable law.

4.2

Company Release

In exchange for the consideration provided in this Agreement, the Company, on behalf of itself,

its directors, officers, agents, employees, attorneys, shareholders, subsidiaries and affiliated companies and their directors, officers, agents, employees, attorneys, and shareholders, and also employee benefit or compensation plans and their fiduciaries, administrators, or trustees, successors and/or assigns (the "Company Group") does hereby forever permanently and irrevocably release, acquit, and discharge Employee from any and all claims and demands the Company Group has or may have against Employee based on acts or omissions occurring within the scope of Employee's employment.

5.

KNOWING AND VOLUNTARY AKNOWLEDGMENT

I specifically agree and acknowledge that: (i) I have read this Agreement in its entirety and understand all of its terms; (ii) I have been advised of and have availed myself of the right to consult with an attorney prior to executing this Agreement; (iii) I knowingly, freely and voluntarily assent to all of its terms and conditions including, without limitation, the waiver, release and covenants contained herein; (iv) I am executing this Agreement, including the waiver and release, in exchange for good and valuable consideration; (v) I am not waiving or releasing rights or claims that may arise after the execution of this Agreement; and (vi) I understand that the waiver and release in this Agreement is being requested in connection with the cessation of my employment with the Company.  The Company will pay my legal fees associated with the review of this document up to a maximum of $5,000.00, within fourteen (14) days after receipt of an invoice from Employee's counsel.

6.

ADEA NOTICE AND REVOCATION PERIOD

I acknowledge that I have been given twenty-one (21) days to consider the terms of this Agreement and consult with an attorney of my choice.  Further, I acknowledge that I shall have an additional seven (7) days from the date on which I sign this Agreement to revoke consent to my release of claims under the ADEA by delivering written notice of revocation to Jenny McCauley, Southwestern Energy, 10000 Energy Drive, Houston, Texas, 77389, no later than 5:00 p.m. on the seventh (7th) day after execution of the Agreement.   However, I understand that I must execute this Agreement and not revoke it to receive the Separation Benefits provided in section 3 of this Agreement.

7.

POST-TERMINATION OBLIGATIONS

(a)        Confidential Information

I understand and acknowledge that during the course of my employment I have had access to and learned about confidential, secret and proprietary documents, materials and other information, in tangible and intangible form, of and relating to the Company and its businesses  ("Confidential Information").  I further understand and acknowledge that this Confidential Information and the Company's ability to reserve it for the exclusive knowledge and use of the Company Group is of great competitive importance and commercial value to the Company, and that improper use or disclosure of the Confidential Information by me might cause the Company to incur financial costs, loss of business advantage, liability under confidentiality agreements with third parties, civil damages and criminal penalties.

For purposes of this Agreement, Confidential Information includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, pending or threatened litigation, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, drilling plans, potential drilling plans, areas of interest, potential areas of interest, negotiations, pending negotiations, shape files, seismic data, geologic data or information, know-how, trade secrets, computer programs, computer software, applications, work-in-process, databases, manuals, records, systems, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, royalty owner information, marketing information, pricing information, royalty payment information, post-production cost information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications of the Company Group or its businesses or any existing or prospective customer, supplier, investor or other associated third party, or of any other person or entity that has entrusted information to the Employer in confidence.

I understand that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used.

I understand and agree that Confidential Information developed by me in the course of my employment shall be subject to the terms and conditions of this Agreement. Confidential Information shall not include information that is generally available to and known by the public at the time of disclosure to me, provided that such disclosure is through no direct or indirect fault of me or person(s) acting on my behalf.

(b)

Disclosure and Use Restrictions

I agree and promise: (i) to treat all Confidential Information as strictly confidential; (ii) not to directly or indirectly disclose, publish, communicate or make available Confidential Information, or allow it to be disclosed, published, communicated or made available, in whole or part, to any entity or person whatsoever, including other employees of the Company Group not having a need to know and authority to know and use the Confidential Information in connection with the business of the Company Group and, in any event, not to anyone outside of the direct employ of the Company Group; and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media or other resources containing any Confidential Information, or remove any such documents, records, files, media or other resources from the premises or control of the Company Group. Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation or order.

(c)

Company Property

I agree that all written materials, records, data, and other documents prepared or possessed by me during my employment, whether created, stored, or transmitted electronically or otherwise and whether or not constituting Confidential Information, are company property ("Company Property").  All information, ideas, concepts, improvements, discoveries, and inventions that are conceived, made, developed, or acquired by me individually or in conjunction with others during my employment (whether during business hours and whether on Company's premises or otherwise) which relate to Company's business, products, or services are Company's sole and exclusive property.  All memoranda, notes, records, files, correspondence, drawings, manuals, models, specification, computer programs, maps, and all other documents, data, or materials of any type embodying such information, ideas, concepts, improvements, discoveries, and inventions are Company's Property.  I shall return all of Company's documents, data, or other Company Property to Company on or before the date I execute this agreement.  I shall not retain copies of any such Company Property.

Notwithstanding the foregoing, Employee may use information from presentations, research, reports, data, or other information in Employee's possession to the extent that the information relates to the energy industry or environmental matters in general and do not contain Confidential Information.

(d)

Confidentiality and Non-disparagement

I agree that this Agreement and the subject matter of this Agreement are confidential, and I will not discuss or otherwise disclose the fact of this Agreement, the amount paid under this Agreement, and/or the substance or content of this Agreement to any person other than my attorney, my tax/financial advisor, my spouse, or as required by appropriate taxing or legal authorities.  I will not make or cause to be made any oral or written statements about the Company Group that are disparaging, slanderous, libelous, or defamatory.

(e)        Cooperation

I agree, upon Company's request and for a reasonable period following the Separation Date, to reasonably cooperate in connection with any investigation, litigation, arbitration, regulatory proceeding, acquisition, or divestiture regarding events that occurred during my tenure with

Company. I will make myself reasonably available to provide information, and to appear to give testimony.  Company will, to the extent permitted by law and applicable court rules, reimburse me for reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys' fees and costs) that I incur in extending such cooperation.

(f)         Government Reporting and Cooperation Permitted

Nothing in this Agreement will be construed to prohibit me from filing a charge with, reporting possible violations to, or participating or cooperating with any governmental agency or entity, including but not limited to the EEOC, the National Labor Relations Board, the Department of Justice, the Securities and Exchange Commission, Congress, or any agency, Inspector General, or making other disclosures that are protected under the whistleblower, anti-discrimination, or anti-retaliation provisions of federal, state or local law or regulation.  However, I may not disclose information of the Company Group that is protected by the attorney-client privilege, except as expressly authorized by law.  I do not need the prior authorization of the Company to make any such reports or disclosures and am not required to notify the Company that I have made such reports or disclosures.

8.

REMEDIES

(a)

In the event of a breach or threatened breach by me of any of the provisions of Section 7 of this Agreement, I hereby consent and agree that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

(b)

If I revoke the ADEA release contained in section 4 within the seven-day revocation period, the Company may, in addition to any other remedies it may have, reclaim any amounts paid to me under the provisions of this Agreement or terminate any benefits or payments that are later due under this Agreement, without waiving the releases provided herein.

(c)

Should either party breach any of the terms of this Agreement, to the extent authorized by law, the breaching party will be responsible for payment of all reasonable attorneys' fees and costs that the non-breaching party incurs in the course of enforcing the terms of the Agreement, including demonstrating the existence of a breach and any other contract enforcement efforts.

9.

ENTIRE AGREEMENT

This Agreement, the Amendment to Awards Agreements, any exhibits or attachments, and any documents referenced in the exhibits or attachments, is the entire agreement between me and the

Company and supersedes all prior agreements and understandings between us concerning my employment or separation of employment, with the exception of any ongoing obligations regarding confidentiality, trade secrets, non-solicitation, non-recruitment, non-competition, or other obligations or duties to protect the Company's goodwill and ability to conduct business, all of which shall remain in full force and effect.  This Agreement may not be modified or amended except by a written instrument signed by an authorized representative of the Company.  I acknowledge that except as set forth in this Agreement, no person has made any representations or promises on behalf of the Company and further that this Agreement has not been executed in reliance on any representation or promise except those contained herein.

10.

SECTION 409A

This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (Section 409A) or an exemption thereunder and shall be construed and administered in accordance with Section 409A. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a "separation from service" under Section 409A. Notwithstanding the foregoing, the Employer makes no representations that the payments and benefits provided under this Agreement comply with Section 409A and in no event shall the Employer be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by the Employee on account of non-compliance with Section 409A.

11.       CHOICE OF LAW AND FORUM

This Agreement is entered into under, and, along with my employment and termination, shall be governed for all purposes by, the laws of the State of Texas, excluding applicable conflict-of-law rules.  Venue for any dispute arising out of or relating to this Agreement, my employment, or termination, shall be exclusively in a court of competent jurisdiction in Harris County, Texas, and I waive any right I may have to bring a claim or suit elsewhere.

12.

WAIVER OF JURY TRIAL

EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING, CAUSE OF ACTION OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR EMPLOYEE'S EMPLOYMENT OR TERMINATION. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY WOULD NOT

SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) IT HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) IT MAKES THIS WAIVER KNOWINGLY AND VOLUNTARILY, AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS AGREEMENT.

13.

SEVERABILITY

Should any provision of this Agreement be declared or determined by any court of competent jurisdiction to be illegal, invalid, or unenforceable, the legality, validity and enforceability of the remaining parts, terms or provisions shall not be affected thereby, and the illegal, unenforceable, or invalid provision or provisions shall be deemed not to be a part of this Agreement.  However, if any part of Section 3 shall be held invalid, the parties will immediately execute a valid release of claims relating to my employment with the Company.

14.

NONADMISSION

Nothing in this Agreement shall be construed as an admission of wrongdoing or liability by any party.

15.

CAPTIONS

Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

16.

COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.  A fax or PDF shall be treated the same as an original.

I ACKNOWLEDGE THAT I HAVE CAREFULLY READ THE FOREGOING AGREEMENT, THAT I UNDERSTAND ALL OF ITS TERMS, THAT I UNDERSTAND THAT IT CONTAINS A COMPLETE RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, IF ANY, THAT ACCRUED ON OR BEFORE THE EFFECTIVE DATE, AND THAT I AM ENTERING INTO IT KNOWINGLY AND VOLUNTARILY.

/s/ Mark K. Boling

Mark K. Boling

Date:

August 23, 2017

ACCEPTED AND AGREED:

                         SOUTHWESTERN ENERGY COMPANY

By:

/s/ Jennifer N. McCauley

Name:  Jenifer N. McCauley

Title:

Senior Vice President - Administration

Date:

August 24, 2017

EXHIBIT A

This Exhibit A identifies all benefits to which Employee is entitled under the Agreement.

1.

SEPARATION PAYMENT

The Company will pay to Employee a Separation Payment, calcuated as the sum of the following, less appropriate deductions for Social Security, Medicare, and state and federal taxes:

a.

Two weeks' salary (based on salary at December 31, 2016) for each week [sic] of employment before the Separation Date, prorated in the case of a partial year

b.

Bonus for 2017, calculated at 85% of base salary at December 31, 2016, prorated for portion of 2017 before the Separation Date

c.

Accrued and unused vacation before the Separation Date, if any

d.

$527,500

e.

Salary through August 31, 2017, which at the Company's election may be paid on regular payroll dates

2.

AMENDMENT TO AWARD AGREEMENTS

The Amendment to Award Agreements delivered to me with the Agreement will become effective as provided in that amendment.